1 Ameriprise Financial Global Code of Conduct Exhibit 14(c)

2 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Our Vision, Mission, Brand Promise and Values have withstood the test of time and continue to define our company Vision What we aspire to be To be the most respected and referred financial services brand Mission Our purpose To help people feel confident about their financial future Brand Promise Our commitment to clients We shape financial solutions for a lifetime® Values What we can expect from each other Client focused Integrity always Excellence in all we do Respect for individuals and the communities in which we live and work Respect Excellence Client-focused Integrity always

3 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES A message from our Chairman and Chief Executive Officer The long legacy and success of Ameriprise depends on the trust and confidence we work diligently to earn every day. Our choices and actions matter. At Ameriprise, our mission – to help people feel confident about their future – has guided us for more than 130 years. Our two decades of success as an independent, public company reflect our vision, innovation, resilience, and most importantly, the trust placed in us by our clients, advisors, employees, and shareholders. This longevity, success and trust reflect the strength of our talented team and our unwavering commitment to four core values: • Client focused • Integrity always • Excellence in all we do • Respect for individuals and the communities in which we live and work Ameriprise has a bright future. Your decisions and actions are instrumental in shaping how we operate and in realizing our full potential. Our Code of Conduct reinforces the principles that guide our behavior and supports our pillars of stewardship, operational effectiveness and leadership excellence. Please actively embrace and adhere to our Code of Conduct. It serves as our roadmap to help ensure we do what’s right in every situation. Thank you for your continued commitment to our values and to the principles outlined in our Code. JIM CRACCHIOLO CHAIRMAN AND CHIEF EXECUTIVE OFFICER

4 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Contents • Introduction − Our Code applies to everyone .......... 5 • Report your concerns .............................. 6 • Our core principles − Treat everyone with dignity and respect ........................................ 7 − Do the right thing for the client ......... 9 − Obey the law and guard against criminal activity ............................... 10 − Conduct business ethically ............. 12 − Compete fairly in the marketplace . 14 − Protect the company’s reputation and assets ....................................... 16 − Safeguard and maintain accurate information ...................... 18 • Navigate your ethical questions ........... 20 • Consequences for non-compliance ..... 21 • Global Resources ................................... 22

5 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Our Global Code of Conduct applies to everyone at Ameriprise Financial Our Principles in Action We value ethics and integrity. We maintain an environment where compliance and adherence to the Code of Conduct is the norm. About the Global Code of Conduct This Global Code of Conduct (“Code of Conduct” or “Code”) is enterprise-wide and applies to everyone working for one of our business areas or affiliates, including all officers, employees, and financial advisors and their staff. Anyone doing business on behalf of Ameriprise Financial, Ameriprise Bank, RiverSource, Columbia Threadneedle Investments or any of our other U.S. or global subsidiaries is accountable for reading, understanding and following the Code and all company policies applicable to their roles and responsibilities. Commitment to our core principles helps ensure compliance with the Code. For employees and employee advisors, compliance with the Code is a condition of employment. For franchise advisors and their staff, compliance with the Code is required by the franchise agreement. Contractors are also required to comply with the Code. This Code applies even if you also adhere to another code of ethics or conduct within your business area. The Code requires you to comply with the provisions of other policies, codes of ethics and other business procedures to which you are subject. You must read and comply with the policies and procedures that apply to you. Refer to policies on Inside, AdvisorCompass, CompliSource or other company intranet systems for applicable policies. Violations of the Code If you violate the Code, you will be subject to disciplinary action, including possible termination of your employment or franchise agreement. Disciplinary action will depend on the circumstances and will be consistent with the company’s policies and procedures. (See consequences for non- compliance on Page 20.) Waivers of the Code Only the Board of Directors of Ameriprise Financial, Inc. can grant a waiver of the Code of Conduct. We will promptly disclose to our shareholders any waivers granted to our executive officers and directors. This Code can’t cover every situation No code of conduct or ethics can anticipate all circumstances that you may encounter during your career. If the Code doesn’t address a specific situation, you must still act in an ethical and honest manner. Above all, seek guidance from your leader, manager or one of the provided resources (See list of resources on pages 6 or 21) before you act. The culture of any company is determined by the actions of its directors, officers and employees—and importantly, doing the right thing day in and day out. We expect you to: Comply with the Code Act with integrity, care and diligence Follow all applicable laws, rules and regulations Be open and cooperative with our regulators Use sound judgment Ask for guidance before you act if you are unsure whether your actions will comply with the Code Report ethical concerns promptly Be an example of ethical behavior for your team Properly consider the interests of clients and treat them fairly Observe proper standards of market conduct

6 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Report your concerns Our Principles in Action We respond appropriately to all allegations by employees, suppliers, clients or contractors that the company or individuals are not meeting their legal, regulatory, ethical or financial obligations. We provide several reporting options for anyone who suspects a breach of the Code, our policies, regulations or the law. Whistleblower claims Acting ethically includes reporting misconduct. If you don’t report the misconduct of others, you are not acting ethically and will be held accountable. It may not be easy to report misconduct involving a colleague or friend, but that is what we expect you to do if the circumstances warrant. You should report behavior that you, in good faith, believe is a breach of the Code, policies, regulations or the law, or any other impropriety that prevents the company from meeting its regulatory and legal obligations or complying with generally accepted accounting principles. A whistleblower is an individual who lawfully makes any allegation of impropriety or discloses or provides information or assistance in connection with any governmental proceeding or inquiry. Acting in good faith means that you have a sincere belief that a reasonable person in the same situation with access to the same facts would also conclude there is a likelihood of misconduct. Reporting issues to the company does not prevent you from also reporting conduct that you believe to be an actual or potential violation of law, rules or regulation to the government or regulators. Refer to page 21 for resources. Non-retaliation We will not tolerate any retaliation against you for reporting possible misconduct in good faith, even if it turns out that no misconduct occurred. You won’t be fired, given a lower performance rating or demoted because you reported possible misconduct in good faith. Retaliating against a person who has reported a suspected violation is considered a violation of the Code. All reports are carefully reviewed and investigated, and your report will be treated confidentially to the extent allowed by law and company policy. If you believe you have been retaliated against, promptly contact any of the resources listed on this page. P8 T 3#y Your diligence allows us to detect problems that may involve a violation of regulation, rules or law or pose a risk to health, safety or the company’s reputation. We expect you to: Report unusual or suspicious activity, including activities that could be associated with financial crime, such as fraud, market manipulation, money laundering or other possible policy violations or ethical issues. Even if you are unsure if the activity is a violation, it is important to report it to uphold the reputation and integrity of the company. Report concerns promptly to your leader, another trusted leader, Human Resources, to one of the global resources listed on page 21, or to the Ethics Hotline: − HR Service Center – 1.877.267.4748 or submit a Report a Concern to HR form. − U.S. Ethics Hotline – 1.800.963.6395 or ampf.ethicspoint.com − All other locations: Go to ampf.ethicspoint.com and select your location for country and access codes

7 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Treat everyone with dignity and respect Our Principles in Action We are good citizens in our communities. We make all reasonable efforts to maintain a safe and healthy work environment for our employees and visitors. We foster an inclusive culture and prohibit discrimination or harassment. Equal employment opportunity Our employees, including financial advisors, and leaders are responsible for complying with the company’s Equal Employment Opportunity Policy, Individual Treatment Policy and related policies, and anti-discrimination and anti-harassment laws. Leaders have the added responsibility of ensuring compliance with those policies and laws. Freedom from discrimination and harassment Our employees are prohibited from engaging in discrimination or harassment against any person on the grounds of race, color, religion, sex, sexual orientation, gender identity, gender expression, national origin, ancestry, age, physical or mental disability, medical condition, pregnancy, veteran status, genetic information, citizenship status marital status, family status or any other basis prohibited by law. Each of us, particularly leaders, is responsible for creating and maintaining a work environment free of discrimination and harassment for our employees. Discriminatory treatment and harassment are illegal and violate our company values. We expect individuals to report any violations. Freedom from fear and violence in the workplace We prohibit the possession of weapons in our workplace or when conducting business on behalf of the company. You may not assist or permit others to possess weapons in the workplace. Call Security Services (or your local security personnel) to report a dangerous situation. You share the responsibility of helping the company maintain a safe environment for all employees and visitors. If you act in good faith, you will not face any retaliation for sharing your concerns. Supporting an inclusive culture We actively support talent and engagement practices where everyone can belong, grow, contribute, and thrive. We recognize that our employees and advisors represent many different backgrounds, experiences, and abilities. Non-retaliation We do not retaliate against or intimidate an individual who makes a complaint, assists in making a complaint or is a witness in an investigation. Our values and the law protect an individual who, in good faith, reports discrimination, harassment, threats of violence or any inappropriate behavior. P102TB33#y1 We value our people, encourage their development and reward their performance. We expect all employees and advisors to behave in a values-driven manner, which includes treating all people with dignity and respect. We expect you to: Treat others the way you would like to be treated Be an example to the next generation of leaders Support a respectful, inclusive and safe work environment Notify your local or onsite security personnel and/or local law enforcement immediately if you see anyone exhibiting threatening behavior or if there is a potentially dangerous situation at your workplace Report safety concerns to: Minneapolis – 1.612.671.2454 or 1.612.671.3333. United States – 1.800.455.5187 United Kingdom, European Union or APAC – 00.1.612.671.2454 or 00.1.612.671.3333. India – 91.124.4897404

8 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Do the right thing for the client Our Principles in Action We maintain clients’ loyalty and improve their experience by acting with integrity. We carefully consider the impact of our decisions on clients. We are committed to making full and fair disclosures. Standards of Conduct We conduct our business according to all applicable legal, regulatory and professional standards of conduct. These standards of conduct may vary depending on our role or relationship with a client and the countries and markets in which we operate. They may impose specific obligations on us, such as: acting as a fiduciary in the best interests of the client; not favoring the interests of one client over the interests of another client; or making recommendations that are in the best interest of and suitable based on a client’s personal situation and risk tolerance. Regardless of our legal, regulatory and professional obligations, we act honestly and in good faith with our clients. We want clients to be able to make informed decisions based on all the information necessary to understand the features and potential benefits and risks of our products and services. Full and fair disclosure You must make full and fair disclosure of all features, benefits, risks and fees of products or services sold or marketed to all clients and prospects, particularly where your interests may conflict with those of our clients. Full and fair disclosure applies to initial client communications and subsequent recommendations. Your disclosures must be accurate, fair and balanced and presented in the proper context. Do not omit material facts or qualifications if the result is misleading. Marketing, advertising and communications with the public Marketing, advertising and communications with the public, including clients, prospects, investors, analysts and the general public, must be truthful and accurate. You may not make exaggerated or misleading statements, regardless of whether the information is given directly or indirectly. You must answer all questions honestly and completely. In addition, the content must meet applicable regulatory and legal standards. When preparing advertising, marketing and communication for the public, you must ensure that required reviews and approvals are received prior to first use. When making referrals to or any testimonial or endorsement of Ameriprise Financial, you must be sure your affiliation with Ameriprise Financial is readily apparent to or if not readily apparent disclosed to the prospect, client or investor at the time of the referral or testimonial or endorsement is disseminated. P 0T 3#y Our first priority is the success of our clients. They have selected us to help them reach their financial goals and prepare for retirement on their terms. If we break that trust, clients may leave us for other firms. We expect you to: Act in the best interest of clients Be truthful and accurate Never mislead a client or prospect Help clients and prospects understand our products and services Provide clients and prospects with the information they need to make an informed decision

9 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Obey the law and guard against criminal activity Our Principles in Action We obey the law in our professional lives just as we do in our personal lives. Being unaware that a law or regulation exists will not excuse any violation you commit. We follow the advice of our legal and compliance professionals. We always cooperate fully and honestly with our regulatory agencies during examinations and inquiries. Comply with rules, regulations and laws Each of us is responsible to know and follow the laws wherever we work and the rules and regulations applicable to our responsibilities. Legal or regulatory violations could result in large losses in the form of legal judgments, fines or penalties and lost business for the company. In some cases, you could also face fines, the loss of your job and even imprisonment. Fraud prevention Preventing fraud is a responsibility of everyone at Ameriprise, regardless of level. You have a duty to be mindful of potentially fraudulent activity and to report anything suspicious promptly. Fraud includes a wide variety of illegal acts, all characterized by the intent to deceive someone. Fraud can be committed to the detriment of the company, our clients, our shareholders or others, and can be carried out by people inside as well as outside of the company. Insider trading Insider trading is both illegal and unethical. Insider trading is the practice of buying or selling securities of any company, including Ameriprise Financial, when you are aware of material, non- public information about that company or its securities. If you are convicted of insider trading, you could be sentenced to years in prison. You should not share confidential business information with anyone unless it is necessary to do your job. If you share material, non-public information with a person who trades in the stock of Ameriprise or another implicated company or shares the information with anyone else, you both could face prosecution for insider trading. Personal trading Our personal trading rules, policies and procedures apply to everyone who is subject to this Code with few exceptions. These rules are derived from securities and investment laws, regulatory guidelines, and other corporate policies. They aim to eliminate the appearance of conflict between the personal trading activities of our employees, advisors, clients and the rest of the investing public. P134TB36#y1 The company often sets a higher standard than what the law or regulation requires, so it is important to understand all policies that apply to you. We expect you to: Become familiar with the laws and regulations that apply to you and your job, including insider trading laws, which apply to everyone Complete all mandatory training, disclosures and other requirements related to your job Stay current on legal and regulatory developments you need to know Report suspected insider trading, market abuse or fraudulent activity promptly Protect our reputation

10 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES In addition to the general rules that apply broadly to individuals subject to the Code, more restrictive rules apply to certain people based on their access to information or their job responsibilities. You are responsible for understanding the related company policies that apply to you. The company’s Board of Directors, executive officers, designated employees, and directors serving on the Boards of Columbia Threadneedle Investments entities are subject to regular quarterly blackout periods, during which they are prohibited from executing transactions in Ameriprise Financial securities. If you are subject to the blackout, you will receive emails telling you when it will begin and end.

11 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Conduct business ethically Our Principles in Action We have a duty to promote the interests of the company. That means we do not use the company’s property or information for our own benefit or to compete with the company. We do not use company or client information and property for personal gain. We carefully monitor and control conflicts of interest. We do not give, solicit or accept gifts that could influence our business judgment. Conflicts of interest and outside business activities Due to the company’s diverse businesses, potential conflicts of interest could result from your outside business activities. You must report an outside business activity and obtain approval before engaging in such activity. Failure to do so may result in a violation of the Code. A conflict of interest occurs when your private interests interfere in any way – or even appear to interfere – with the interests of a client or the company. A conflict of interest also arises when you or a member of your family receives improper personal benefits as a result of your position in the company. You must be especially sensitive to potential conflicts of interest when you are considering engaging in consulting or other outside activities that involve the skills and knowledge you use in your job. You are prohibited from using your position with the company, or information acquired during your employment or relationship with the company, to advance your personal interests over the interests of clients or the company. In addition, you may not use company resources to conduct an outside business activity. (Please refer to policies that apply to you.) Gifts or entertainment Generally, you may only accept gifts (including business-related meals or entertainment) if the value of the gift is not significant and the gift will not place you – or appear to place you – under any obligation to the donor. Before accepting a gift, you should ask yourself if the gift would appear significant to others or place you under any obligation. If the answer is yes, then you should not accept the gift. You should ensure that the true value of a gift or entertainment is considered (e.g., tickets to a highly sought after sporting event) rather than just the face value cost. You may be subject to a specific policy or local market rules related to accepting or giving gifts over a certain dollar value. (Please refer to policies that apply to you.) If you are subject to such a gift and entertainment policy, you may be required to decline a gift or return it. If you are a licensed or registered person, you should seek advice from your registered principal or Compliance Department. If you don’t know whether a gift policy applies to you, contact your Compliance Department. Remember that you are never P 50T 0#y Employees, officers and directors owe a duty to the company to advance its legitimate interests. Your personal interests, whether you are focused on a promotion or earning more compensation, are never more important than the best interests of clients or the company. We expect you to: Address conflicts of interest before you take any job action or engage in an outside business activity that may benefit you or your family – this applies to everyone, regardless of whether you are a registered person Be alert to potential conflicts arising within our business, and report them accordingly Avoid even the appearance of impropriety Comply with company policies related to outside business activities, political contributions and gifts and entertainment − Advisors, registered persons and investment-access persons must make and update disclosures as required by applicable policies. − If a potential conflict of interest is presented, whether involving gifts, vendor relationships, outside business activities, or other circumstances, you should seek guidance. See the Global Resources appendix for the appropriate contact.

12 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES permitted to solicit a gift from a client, vendor or anyone else doing business with the company. Political contributions and involvement We respect your right to participate in the political process. However, you may not: • use company funds for or be reimbursed for a political contribution; • allow a candidate or campaign to use company facilities or property (except as legally permitted for events or activities sponsored by or related to the company’s political action committee); • use work time or company equipment for political or campaign purposes; or • allow your contribution of time or money to appear to be made with, or reimbursed by, company funds. These activities are prohibited within the U.S. by federal and state campaign finance laws. We apply the same restrictions globally to protect the company’s reputation and resources. In addition, depending on your role or band level, you may be subject to pre- clearance requirements. For example, financial advisors, Columbia Threadneedle Investments employees who work in North America or who are U.S. citizens working outside the country are all subject to pre-clearance requirements. Refer to the applicable Political Contributions policy to see if you are covered. Also, if your job changes, you may become subject to pre-clearance in the future even if you are not covered now. It is important to see if your current political contributions may affect your chances to apply for certain jobs in the future, due to the SEC’s pay-to-play rules. You may serve as a public official with pre- approval from the appropriate contact listed in the Global Resources appendix. You must contact Government Affairs before communicating with lawmakers or public officials in any Ameriprise capacity. Company-level conflicts of interest We are an integrated financial services company with multiple business segments that offer a wide range of products and services to meet client needs, and conflicts may naturally arise in a complex business. It is important that we maintain ongoing identification, management and disclosure of conflicts. Be alert for conflicts arising from new products or services, and ways to enhance the management and disclosure of existing conflicts. If you identify a potential conflict, discuss it with your leader and General Counsel’s Organization.

13 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Compete fairly in the marketplace Our Principles in Action We must never offer, make or accept unlawful payments or gifts regardless of local business customs. We comply with all antitrust, anti-bribery, anti-corruption, monopoly and competition laws. Failure to comply can have serious consequences for the company and for you. Antitrust and competition law We prohibit agreements intended to limit competition in violation of competition laws. When dealing with outside companies, including contractors and vendors, consider whether they are competing with Ameriprise Financial. False or misleading statements about our competitors are contrary to our values and damage our reputation. The General Counsel’s Organization is available whenever you question the legality of a proposed activity or need further guidance. Anti-bribery, anti-corruption, and tax evasion We are committed to conducting business ethically and in a manner fully compliant with all applicable antibribery and corruption laws in the countries in which Ameriprise operates. Bribery is offering, promising, giving, accepting or soliciting any advantage as an inducement for someone to act in a way which is illegal, or which amounts to the improper performance of any duty owed to their employer, to a business or to a public body. Corruption is the abuse of entrusted power for private gain. This legal area is complex, so seek advice from the General Counsel’s Organization before you give anything of value to a government official or anyone claiming to represent a government or a government- controlled entity. A growing number of jurisdictions, including the United States and the United Kingdom, impose severe penalties if you give anything of value to a government official. Even a modest meal or small gift can result in severe penalties for you and the company. We also have zero tolerance for facilitation of tax evasion by employees and third parties. Tax evasion is a form of money laundering, and the Ameriprise Financial Global Anti- Money Laundering and Economic Sanctions Policy requires escalation of any potential financial crimes. Everyone working for the company should report instances of bribery, corruption or tax evasion. P 76T 4#y We believe that everyone benefits from fair, free and open markets, and we compete fairly in the marketplace based on the merits of our products and services. We operate in a highly regulated industry and under intense media and public scrutiny. Regulators and prosecutors recognize the importance of a strong ethical and compliance culture. We expect you to: Deal fairly with clients, vendors, competitors and other employees Follow applicable laws, regulations and internal policies on competition, bribery, corruption and tax evasion Follow our policies for engaging and managing vendors

14 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Fair dealing All employees, officers and directors should deal fairly with our clients, investors, suppliers and competitors. We do not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any unfair practices. Procurement and vendor management Contact Enterprise Procurement before engaging a vendor and read the applicable Acquisition of Goods and Services Policy and Enterprise Vendor Management Requirements to understand the procedures for contracting with vendors as well as your responsibilities in the ongoing management of agreements and relationships with vendors.

15 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Protect the company’s reputation and assets Our Principles in Action We diligently safeguard the company’s reputation, its physical and intellectual property and all sensitive information. We protect our assets and use them for appropriate business purposes. Anti-money laundering and identity theft The company maintains policies and procedures to prevent and detect money laundering, identity theft and other financial crimes. Suspicious activity takes many forms and is hard to define in absolute terms, however, common examples of “red flags” are included in the company’s related policies. If you ignore or choose not to report suspicious activity, both you and the company could be considered willfully blind and held liable for the criminal activity. Report concerns by submitting a Report of Unusual Activity, which can be found on Inside or the AdvisorCompass® site. Company property Our company property, including equipment, supplies, systems and facilities, must only be used for valid business purposes. Theft, carelessness and waste have a direct impact on our profitability. If you suspect someone was involved in, or is attempting to cover up, the theft or misuse of company property, immediately report it to Security Services (or your local security personnel) or to SecurityAMPF@ampf.com. Cybersecurity It is crucial for everyone to protect our company’s information and systems against cybersecurity risks. You can help by taking the following actions: Keep laptops and portable devices secure, and never unattended. Lock your device or sign out when it is not in use. Do not write down or share your passwords or login credentials. Do not open links or attachments in emails from unknown senders. Always use secure WiFi when working outside the office. Be careful when sharing information online. Use only approved secure channels. Intellectual property Intellectual property is one of the most valuable assets of our company. Our logos and branding (e.g., trademarks, service marks) stand as a unique symbol of the quality, integrity and reliability that underlie all our products and services. Moreover, they serve to identify us to the world and set us apart from our competitors. P T 4 #y Our ability to do business relies on our physical and intellectual assets. We consider our reputation one of our most valuable assets. We expect you to: Be alert to situations or actions that may be unethical or potentially damaging to the company’s reputation Watch for warning signs that may signal fraudulent activity and report any suspicious activity Maintain the company’s confidential or proprietary information and trade secrets Use company property only for valid business purposes and with proper authorization Protect all company and client property and assets against theft or misuse Know and follow the media relations and social media policies that apply to your role and use common sense while engaging in social media that is consistent with our values and the law

16 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES The use of all logos and brand names, such as “Ameriprise Financial,” “Ameriprise Bank,” “RiverSource,” “Columbia Threadneedle Investments,” “Columbia Management” and “Threadneedle” must conform with company policy. We will also never knowingly infringe on the intellectual property rights of others. You are responsible for confirming that the use of any third-party intellectual property is approved and done with written permission. This includes, but is not limited to, computer programs, brands, logos and periodicals. You must not disclose the company’s confidential information (including proprietary information and trade secrets) without a clear business need and proper authorization. Consult with the General Counsel’s Organization on an appropriate confidentiality agreement before disclosing the company’s confidential information. However, you may disclose company confidential information: in confidence to a government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Risk Management Like all financial services companies, we face various risks that could harm our company, clients and shareholders. We invest significant time and money to identify and manage these risks, but of course it is impossible to eliminate many of them. Even if an event is completely out of our control, such as a natural disaster or act of terrorism, we need to anticipate it as much as possible and be able to respond effectively. Risks can become more serious over time and new risks are emerging constantly. Our Board of Directors and Executive Leadership Team are focused on risk management because it is crucial to our continued success. We also have talented teams of officers and employees around the world who are devoted to risk management. To be truly effective in identifying, monitoring and managing risk, each of us must think and act like a risk manager. Regardless of your job or level of responsibility, we expect you to be part of our risk management program. Our Reputation Our corporate reputation is one of our most significant assets. Our ability to attract and retain clients, advisors and employees depends on our reputation as an ethical, honest and law- abiding company. Consistent with our legal and regulatory obligations, we actively manage our public communications to ensure the information we provide is accurate and approved prior to use. If you are contacted by the media or interested in engaging with the media, you must receive prior approval from Corporate Communications. Refer to the Public Appearances and Interaction with the Media Policy as well as any applicable business unit policies for more information. Anything that you do, whether at work or in your personal life, that damages our reputation is a serious matter. Be especially careful not to post or say anything publicly or on social media that could embarrass you or damage the reputation and brands we have worked so hard to establish. Remember that your obligation to comply with the Code does not stop when you leave the office.

17 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Safeguard and maintain accurate information Our Principles in Action We diligently safeguard clients’ personal information. We believe that accurate recordkeeping and reporting are essential to our reputation and credibility. We comply with all applicable laws and policies related to the collection, safeguarding and disclosure of client or sensitive information. Confidentiality and privacy We maintain the confidentiality of information entrusted to us in confidence, whether by clients, advisors, vendors, or other third parties. Confidential information includes all non-public information that might be of use to competitors or investors or harmful to the company or its clients if released. Protecting clients’ personal information is important to our reputation as stewards of the data with which we are entrusted. To that end, we ensure only employees with a business need-to-know reason are allowed access to such data. Report privacy incidents or unauthorized access to sensitive information to Privacy.Swat.Team@ampf.com. Data breaches Many data breaches and cybersecurity incidents are the result of employee mistakes or negligence. Carelessly clicking a link in an email or opening an attachment could result in a serious cybersecurity incident. You play a role in being attentive and doing everything you can to avoid one at Ameriprise. Financial and business information Maintaining accurate and complete business and financial records, including financial statements and accounts, expense reports, time records and invoices, is not just the job of Accounting and Finance personnel. Always record and classify transactions in the proper accounting period and in the appropriate account and department. Never delay or accelerate the recording of revenue or expenses. Always support estimates and accruals with appropriate documentation based on your best judgment. Never falsify any document or distort the true nature of any transaction. Never enable another person’s efforts to evade taxes or subvert financial laws. Only make payments to the person or firm that actually provided the goods or services. Contact your leader, registered principal, the HR Service Center at 1.877. 267.4748, submit a Report a Concern to HR form or the Ethics Hotline at 1.800.963.6395, ampf.ethicspoint.com if you: P 53T 47#y We maintain accurate and complete records and safeguard confidential information. We expect you to: Understand and comply with our privacy policies and notices governing the collection, use, sharing and protection of all client, employee, advisor, third-party (e.g., vendors) and company information Keep accurate business and financial records Safeguard sensitive information from unauthorized disclosure and promptly report any potential breach to Privacy.Swat.Team@ampf.com Report financial and other business information truthfully, accurately and completely Maintain all business records in accordance with the company’s policies and procedures and regulatory requirements Conduct business-related electronic communications through approved channels

18 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Believe financial information or business records are not reported or maintained accurately and completely. Feel pressure to report inaccurate or incomplete financial or business information. Are asked to prepare or destroy documents in violation of company policy. Electronic communication All business-related electronic communication must be conducted through Ameriprise Financial electronic communication resources, including approved business applications. Texting for business purposes permitted using only Yext Relate under our Electronic Communication Acceptable Use Policy. If you inadvertently send or receive an off- channel message for business purposes, it is your responsibility to capture the message in our records. See our Electronic Communication Acceptable Use Policy for further information. Records management We maintain appropriate books and records according to the law and our policies. We do not shred, destroy or alter documents that are related to any imminent or ongoing investigation, lawsuit, audit, examination or are required to be maintained for regulatory purposes. Signature issues and forgery Employees, advisors or staff may not copy, affix or trace a client’s signature, including their electronic signature, or sign any document on behalf of a client, even if specifically asked to by the client. A signature is considered forged if it was signed by someone other than the person named, or that person’s legally authorized representative. Whenever a client signature is required, it must be an original signature of the client or his or her legally authorized representative.

19 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Navigate your ethical questions Our Principles in Action We consider our actions carefully. Ask for guidance when you need it. We expect our leaders to set an example of courteous and respectful behavior toward their team members and others. Related policies The Code and the related policies cannot address every possible situation or circumstance that you may encounter. You are responsible for becoming familiar with the Code of Conduct and related policies, adhering to the principles and rules stated in them and seeking advice and guidance when you are uncertain as to the proper course of action. If you are a leader Leaders at all levels are responsible for continually emphasizing integrity as a standard of performance for all employees, demonstrating how employees and others should be treated with dignity and respect and creating and maintaining a work environment free of discrimination and harassment. Leaders should always seek legal advice about the laws that may apply to a particular situation. Leaders are responsible for the health, safety and welfare of their departments, and everyone reporting or assigned to them, including visitors and contractors, while in a company workplace. If you are an individual contributor We expect all leaders to set the right ethical example for the company and its employees, regardless of how many people they lead. Even if you are not a leader, we expect you to be an example of this same honest and ethical behavior for others on your team. Remember that others may model their behavior based on yours, especially if you have more experience or have been with the company for a longer time. Never make jokes about complying with the law, our policies and procedures or the Code. Never belittle anyone for asking what the right thing to do is. If someone on your team asks for your advice on how to handle an ethical question, encourage them to speak with their leader. Be supportive and remind the person that we have a strict policy against retaliation for reports made in good faith. How you behave and what you say matters. P 8 T 5#y We expect you to: Be aware of the consequences of your actions Ask for guidance when you need it Ask yourself about a potential behavior or action: Is it consistent with the Code and other company policies? Is it ethical? Is it legal? Am I setting a good example? Will it put the company at undue risk? Will it reflect poorly on the company or me? Would I want to read about it in the news or on social media? How would I explain my actions to my colleagues, friends and family?

20 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Consequences for non-compliance Our Principles in Action We will not accept ignorance or oversight as excuses for behavior that violates the Code, related policies or any law or regulation. We retain the right to determine whether specific actions or behaviors violate the Code. Violations of the Code Personal conduct that violates the Code includes, but is not limited to: Willful or negligent damage to company property or the property of others; Theft or dishonesty, including falsification of company records or furnishing false or incomplete information on expense forms, time records, employment applications or other documents related to your employment; Inappropriate behavior or personal attire that is unprofessional or embarrasses the company or its clients or employees, including posting or transmitting offensive or inappropriate material on the internet or any social media site; Disruptive or offensive behavior while conducting company business, including insubordination, willful disregard of company policies or procedures, disrespect toward a client or potential client, a leader or member of management, workspace colleagues, or vendors, or failure to perform work as required or assigned; and Violations of safety or health laws or regulations or engaging in conduct that creates a safety or health hazard. In addition, if you violate the law during your employment you may be subject to criminal and civil penalties as well as payment of monetary damages to the company or third parties. Disciplinary action may also be taken against an employee, advisor or contractor who: Authorizes, directs, approves, participates in or encourages violations of the Code; Deliberately fails to report or conceals violations or deliberately withholds, misstates, delays or conceals relevant information; Retaliates against any other employee, advisor or contractor because he or she reported a suspected violation in good faith; or Knew or should have known about a violation by people under his or her supervision and did not promptly report it. P 98T 4#y Remember that asking for guidance before you act may help you avoid disciplinary action for violating the Code or a law, rule or regulation. We expect you to: Report concerns to your leader or one of the resources listed in this Code. Understand the policies and procedures that impact your job. All applicable policies are on Inside, AdvisorCompass, CompliSource or other company intranet systems. Talk to your leader about any situation that concerns you or reach out to any of the global resources or those listed on page 21 for assistance: Your Human Resources business partner HR Service Center – 1.877.267.4748 or submit a Report a Concern to HR form. Executive Vice President, Human Resources – Kelli.A.Hunter@ampf.com General Counsel’s Organization Heather.J.Melloh@ampf.com Corporate Secretary’s Office – Wendy.Mahling@ampf.com

21 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Reach out to the resources below or refer to related company policies, procedures to report concerns and for questions or additional information Global Resources HR Service Center • Submit the Report a Concern to HR form • Chat with an agent HR Service Center Chat • Speak to an HR Representative by calling 1.877.267.4748 Ethics Hotline U.S.: 1.800.963.6395 or ampf.ethicspoint.com All other locations: Go to ampf.ethicspoint.com and select your location for country and access codes Human Resources Executive Vice President, Human Resources: Kelli.A.Hunter@ampf.com General Counsel’s Organization Executive Vice President, General Counsel: Heather.J.Melloh@ampf.com Corporate Secretary’s Office Senior Vice President, Corporate Secretary: Wendy.Mahling@ampf.com Risk & Control Services Senior Vice President, General Auditor: Ryan.P.Burns@ampf.com Fraud and Whistleblower Oversight Committee fwbcommitteereporting@ampf.com Personal Trading Compliance personal.trading@ampf.com Report suspicious activity Complete a Report of Unusual Activity located on your intranet. Report safety concerns 0BMinneapolis – 1.612.671.2454 or 1.612.671.3333 1BUnited States – 1.800.455.5187 2BUnited Kingdom, European Union or APAC – 00.1.612.671.2454 or 00.1.612.671.3333 India – 91.124.4897404 Reporting to the company does not prevent you from reporting conduct that you believe to be an actual or potential violation of law to the government or regulators, which include, among others, those listed here. Austria FMA – 0800 – 249 900; via the online tool, Einführung (bkms-system.net); or via post: Hinweisgeberstelle, Otto Wagner Platz 5, 1090 Wie Dubai Dubai Financial Services Authority – whistle@dfsa.ae France Autorité des Marchés Financiers – (+33)1 64 40 64 44 ; in electronic format (via the online form); or via post Germany Federal Financial Supervisory Authority (BaFin) – hinweisgeberstelle@bafin.de or anonymous reports via the online tool: https://www.bkms-system.net/bkwebanon/report/clientInfo?cin=2BaF6&c=-1&language=ger Italy Commissione Nazionale per le Società e la Borsa – 0039 06 8411099; whistleblowing@consob.it; or via post CONSOB, Via G. B. Martini 3, 00198, Rome. Banca d’Italia – Online services platform; or via post: Banca d'Italia, Via Nazionale 91 - 00184 Roma, for the attention of the Directorate General for Financial Supervision and Regulation - Supervisory Institutional Relations Directorate - External Relations Support Division (the envelope must be marked Confidential) Luxembourg Commission de Surveillance du Secteur Financier – whistleblowing@cssf.lu Netherlands Dutch Authority for the Financial Markets – Information Line – info@afm.nl De Nederlandsche Bank Integrity Reporting Desk – meldpuntmisstanden@dnb.nl Spain Comision Nacional del Mercado de Valores – 900 373 362; whistleblowing@cnmv.es; or via post to Communication of infringements - Investors Department - CNMV. C/ Edison, 4, 28006 Madrid – C/ Bolivia 56, (4 ª Planta) 08018 Barcelona. United Kingdom FCA Whistleblowing– whistle@fca.gov.uk Prudential Regulation Authority – whistleblowing@bankofengland.co.uk

CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | OUR CORE PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES

	United States	Securities and Exchange Commission - *www.sec.gov/complaint/select*
Report conflicts of interest	Registered Persons (excluding Columbia Threadneedle)	Complete Outside Business Activities Disclosures in ComplianceTrax on the AdvisorCompass site
	Columbia Threadneedle Personnel	*columbia.threadneedle.compliance@columbiathreadneedle.com*
	Outside Directors of Columbia Threadneedle Entities	Co-Head of Legal, EMEA
	Company-Level Conflicts of Interest	Contact your leader or BUCL
	Corporate Employee (non-Columbia Threadneedle)	Submit a Request for Prior Approval or Disclosure to the Corporate Secretary

Notes

This document does not create a contract of employment or a contract for any specific term or condition of employment between Ameriprise Financial and an employee.

Ameriprise Financial takes reasonable efforts to ensure the accuracy of the contents of policy documents and in the administration of its policies and programs. The company does not assume responsibility for consequential damages caused by administrative or clerical errors.

Ameriprise Financial, Inc.
Corporate Secretary's Office

1098 Ameriprise Financial Center, Minneapolis, MN 55474
ameriprise.com

Revised January 1, 2026

© 2025 Ameriprise Financial, Inc. All rights reserved

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